SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                         SCHEDULE 14A
                        (Rule 14a-101)
                   INFORMATION REQUIRED IN
                       PROXY STATEMENT
                   SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                KNAPE & VOGT MANUFACTURING COMPANY
          (Name of registrant as specified in its charter)

                KNAPE & VOGT MANUFACTURING COMPANY
          (Name of person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(3)

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rul 0-11:

     (4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule, or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                  Knape & Vogt Manufacturing Co.
                 2700 Oak Industrial Drive, N.E.
                   Grand Rapids, Michigan 49505



             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                         October 20, 1995



     The Annual Meeting of Shareholders of Knape & Vogt Manufacturing Company will be held at the office of the Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan, on Friday, October 20, 1995, at 1:30 p.m., local time, for the following purposes:

     1. To elect three persons to the Board of Directors for terms expiring in 1998.

     2. To transact such other business as may properly came before the meeting.

     Shareholders of record at the close of business September 8, 1995, will be entitled to vote at the meeting or any adjournment thereof.



Dated:  September 15, 1995
Grand Rapids, Michigan.



                                        Richard C. Simkins
                                        Secretary

                                        Dated: September 15, 1995



                KNAPE & VOGT MANUFACTURING COMPANY
     2700 Oak Industrial Drive, N.E., Grand Rapids, Ml 49505

                         PROXY STATEMENT


                For Annual Meeting of Shareholders
                   To Be Held October 20, 1995


            SOLICITATION OF PROXIES FOR ANNUAL MEETING

     This Proxy Statement is furnished to the shareholders of Knape & Vogt Manufacturing Company in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at the office of the Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan, on October 20, 1995, at 1:30 p.m., local time. The Annual Meeting is being held for the purpose of electing three directors.

     If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of the nominees named by the Board of Directors.

     A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a proxy.

     Holders of the Company's Common Stock should complete an accompanying white proxy, and holders of the Company's Class B Common Stock should complete an accompanying blue proxy.

            VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     On September 8, 1995, the record date for determination of the shareholders entitled to vote at the Annual Meeting, there were outstanding 3,299,918 shares of Common Stock of the Company, each having one vote per share and 2,581,151 shares of Class B Common Stock, each having ten votes per share. The shares of Class B Common Stock are limited in their transferability but are convertible on a share-for-share basis into Common Stock. The Common Stock is entitled to elect, as a class, one quarter (rounded up) of the directors to be elected at each election of directors. The Common Stock and the Class B Common Stock vote together in the election of the remaining director nominees. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.

     The following table sets forth, as of July 31, 1995, information concerning persons known to management who may be deemed to be the beneficial owners of more than five percent of either class of the Company's stock.

                                                                      Percent of
  Name and Address       Amount and Nature of        Percent of Each   Common
  of Beneficial Owner    Beneficial Ownership        Class of Stock    Equity

                         Common         Class B      Common   Class B

Raymond E. Knape
727 Plymouth Blvd., S.E.
Grand Rapids, MI 49506       8,750(1)   444,048(1)     .27%    17.20%     7.70%

First Union Corporation
1200 First Union Plaza
Charlotte, NC 28228        347,972(2)      ---       10.55%      ---      5.92%

Dimensional Fund
Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401     230,039(3)      ---        6.87%      ---      3.91%

Quest Advisory Corp.
1414 Avenue of the
Americas
New York, NY 10019         190,371(4)      ---        5.77%      ---      3.24%


(1) Includes 5,750 shares of Common Stock as to which Mr. Knape has the right to acquire beneficial ownership under options exercisable within 60 days. Mr. Knape has 3,000 shares of Common Stock held by Comerica Bank, as trustee of the Company's profit sharing plan, of which he has sole voting and dispositive power. The shares of Class B Common Stock include: 62,580 shares owned directly by Raymond E. Knape of record and beneficially; 15,927 shares with respect to which Mr. Knape holds exclusive voting and dispositive power under trusts and powers of attorney but in which Mr. Knape has no financial interest; and a total of 365,541 shares held by Comerica Bank, as trustee of the Company's pension and profit sharing plans, of which Raymond E. Knape, Richard C. Simkins, and Allan E. Perry, as the only members of the Administrative Committees of the plans, share voting and dispositive power as to 304,425 shares, and of which Raymond E. Knape has sole voting and dispositive power as to 61,116 shares.

(2) This information is derived from notification received by the Company from First Union Corporation ("Union"). Information as of February 17, 1995, indicates that Union has sole dispositive power as to all the shares shown, sole voting power as to 293,300 shares and shared voting power as to the balance.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 230,039 shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) This information is derived from notification received by the Company from Quest Advisory Corp., as of February 21, 1995, including notice that it has sole voting and dispositive power as to all of the shares reported as beneficially owned.

     Six of the Company's directors, Mary Rita Cuddohy, Raymond E. Knape, John E. Fallon, Herbert F. Knape, Robert T. Kroon and Richard S. Knape are first cousins. They are grandchildren of the Company's founder, John Knape (1863-1914). John Knape had seven children and these individuals, their families and their descendants (the "Knape Family") at July 31, 1995, owned approximately 2,154,546 shares (84%) of the outstanding Class B Common Stock and 122,511 shares (4%) of the outstanding Common Stock, for approximately 74% of the total voting power of the Company. Knape Family members owning approximately 70% of the Company's outstanding Class B Common Stock have an understanding that before taking any significant action with regard to their Company stock, they will consult with one or more of the directors of the Company and inform such director or directors of their proposed action and reasons for such action. This understanding among Knape Family members, coupled with the fact that six of the seven branches of the Knape Family are represented on the Board of Directors, could result in the Knape Family members taking a united position in response to attempts to acquire control of the Company through tender offers or proxy contests and, accordingly, could result in the Knape Family members effectively blocking any such attempts. However, there is no assurance that such united action would be taken.

                 SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows, as of July 31, 1995 the number of shares beneficially owned by each of the Named Executives in the executive compensation tables of this proxy statement and by all directors and executive officers of the Company as a group.





















                                                                      Percent
   Name and Address      Amount and Nature of    Percent of Each      of Common
   of Beneficial Owner   Beneficial Ownership    Class of Stock       Equity

                        Common(1)   Class B      Common     Class B

Raymond E. Knape        8,750       444,048(2)      *       17.20%     7.70%

Allan E. Perry          9,872       304,425(3)      *       11.79%     5.35%

Richard C. Simkins     21,420       305,302(4)      *       11.83%     5.56%

Michael G. Van Rooy     3,700        ---            *         ---        *

Anthony R. Taylor       3,150        ---            *         ---        *

All executive officers
and directors as a
group (14 persons)    219,369    842,597       6.65%     32.64%         18.06%


*    Denotes ownership of less than one percent.


    (1) This table includes the following shares of Common Stock subject to acquisition within sixty (60) days pursuant to the exercise of outstanding stock options: Raymond E. Knape 5,750 shares;
          Allan E. Perry 8,500 shares; Richard C. Simkins 20,104 shares; Michael G. Van Rooy 3,700 shares; and Anthony R. Taylor 3,150 shares.

     (2) For a description of the nature of Mr. Knape's share ownership see Note (1) under the caption "Voting Securities and Principal Shareholders."

    (3) Mr. Perry's shares include 304,425 shares of Class B Common Stock as to which he shares voting and dispositive powers with Raymond E. Knape and Richard C. Simkins, as described in Note (1) under the caption "Voting Securities and Principal Shareholders."

    (4) Mr. Simkins' shares include 304,425 shares of Class B Common Stock as to which he shares voting and dispositive powers with Raymond E. Knape and Allan E. Perry, as described in Note (1) under the caption "Voting Securities and Principal Shareholders."

                       DIRECTORS AND NOMINEES

     The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three year terms of office. Three persons have been nominated for election to the Board to serve three-year terms expiring at the 1998 Annual Meeting of Shareholders. The Board of Directors has nominated the following persons for election to the Company's Board of Directors: Richard C. Simkins to be elected by the Common Stock voting as a class, and Raymond E. Knape and Herbert F. Knape to be elected by the Class B Common Stock and Common Stock voting together as a class.

     Holders of Common Stock should complete the accompanying white proxy, and holders of Class B Common Stock should complete the accompanying blue proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors, all of whom are presently serving as directors. The following pages of this Proxy Statement contain more information about the nominees.

     A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Company. As such, the individual who receives the greatest number of votes cast by the holders of the Company's Common Stock, voting as a class, will be elected as a director, and the two individuals who receive the greatest number of votes cast by the holders of Common Stock and Class B Common Stock, voting together, will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company.

     If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of all of the persons nominated by the Board.

     The content of the following table is based upon information furnished to the Company by the directors and nominees as of July 31, 1995.

                                              Amount and Nature of      Percent
                                              Beneficial Ownership      of Class
Name        Age    Principal      Year
                   Occupation     First                                 Percent
                   (for more      Became     Common  Class Common Class   of
                   than 5 years   Director    (1)      B            B   Common
                   unless                                               Equity
                   otherwise
                   noted)


                   Nominees for Election as
                   Directors for Terms
                   Expiring in 1998

                   Nominees for Election by
                   Holders of Common Stock
                   and Class B Stock

Raymond E.
Knape (A)    63  Chairman and     1964   8,750(2)  444,048(2)  *   17.20%  7.70%
                 Executive
                 Officer of the
                 Company (2)
Herbert F.
Knape
(B)(C)(D)   72  President, Knape  1969     ---       60,214   ---  2.33%   1.02%
                Industries, Inc.,
                Industrial Finishes
                Rockford, MI



                Nominee for Election by
                Holders of Common Stock

Richard C.
Simkins (A) 52  Vice President -  1993   21,420    305,302(3)  *  11.83%   5.56%
                Finance, Secretary
                and Treasurer (3)


                Directors Whose Terms
                Expire in 1996

Richard S.
Knape (D)   69  Private Investor, 1986    2,178    45,625(4)   *   1.77%    *
                Grand Rapids, MI(4)

Mary Rita
Cuddohy
(C)(D)     77  Private Investor,
               Franklin, MI       1985     ---     96,409     ---  3.74%   1.64%


               Directors Whose Terms
               Expire in 1997

John E.
Fallon
(B)(C)(D) 72  Private Investor,
              Grand Rapids, MI    1969     ---    113,710    ---   4.41%   1.93%


Robert T.
Kroon
(B)(D)    64  Private Investor,
              Grand Rapids,
              MI (5)              1985     ---    81,714(5)  ---   3.17%   1.39%

Allan E.
Perry
(A)       55  President and
              Chief Operating
              Officer of the
              Company(6)          1990  9,872    304,425(6)   *   11.79%   5.35%

*Denotes ownership of less than one percent.

(A)  Member Executive Committee
(B)  Member Audit Committee
(C)  Member Nominating Committee
(D)  Member Executive Compensation Committee

(1) This table includes the following shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options: Raymond E. Knape - 5,750 shares, Allen E. Perry - 8,500 shares, and Richard C. Simkins - 20,104 shares.
(2) For a description of the nature of Raymond E. Knape's share ownership see Note (1) under the caption "Voting Securities and Principal Shareholders."
(3) Mr. Simkins' shares include 304,425 shares of Class B Common Stock as to which he shares voting and dispositive powers with Raymond E. Knape and Allan E. Perry, as described in Note (1) under the caption "Voting Securities and Principal Shareholders."
(4) Richard S. Knape retired from employment with the Company on July 26, 1991. Prior to that time, he served as the Company's Manager of Product Engineering and Development. Mr. Knape's shares include
     25,219 shares of Class B Common Stock owned by members of the Richard S. Knape family as to which he disclaims beneficial ownership.
(5) Robert T. Kroon retired as Treasurer of Horne Building Specialties, Inc., a distributor of window products, in 1989, where he had been employed in that capacity for more than five years. Mr. Kroon's shares include 27,563 shares owned by members of Robert T. Kroon's family as to which he disclaims beneficial ownership.
(6) Allan E. Perry was elected President on December 14, 1993. He was elected Vice President-Manufacturing and a Director on June 18, 1990 and Senior Vice President-Manufacturing and Western Division on
     July 17, 1992. Prior to that time he had been Vice President-Western Division and Vice President and General Manager of Modar, Inc., a subsidiary of the Company, for more than five years. Mr. Perry's shares include 304,425 shares of Class B Common Stock as to which he shares voting and dispositive power with Raymond E. Knape and Richard C. Simkins, as described in Note (1) under the caption "Voting Securities and Principal Shareholders."

     The Board of Directors, which had four meetings in the last fiscal year, has a standing Audit Committee, Nominating Committee and an Executive Compensation Committee. The responsibilities of the Audit Committee, which met four times in the last fiscal year, include making recommendations on the choice of independent public accountants and reviewing financial matters with such accountants, internal auditors, and management. The Nominating Committee did not meet during the last fiscal year. The Nominating Committee selects and presents to the Board of Directors candidates for election to fill vacancies on the Board. The Committee will consider nominees recommended by shareholders, provided recommendations are submitted in writing, including a description of the proposed nominee's qualifications and other relevant biographical data, to Mary Rita Cuddohy (chairperson of the committee) at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505. The Executive Compensation Committee met three times during the last fiscal year. The Executive Compensation Committee makes recommendations to the Board of Directors relating to compensation matters and fringe benefits for officers and participants in the supplemental executive retirement, bonus, and stock option plans.

     Directors who are not employees of the Company are compensated at the rate of $2,500 for each Board meeting attended and $1,250 for each Committee meeting held at times other than immediately preceding or subsequent to a Board meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

     All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

            COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board's Executive Compensation Committee is made up of the five nonemployee members of the Board of Directors. Its function is to investigate and recommend to the Board the base pay, short-term incentive bonuses, and long-term (stock option) incentives payable by the Company based on Company and executive performances for the last completed fiscal year.
The Committee also recommends the annual rate of Company contribution to the Profit Sharing Retirement Plan Trust and the nomination of new employees to participate in the Supplemental Executive Retirement Plan.

     The goals of the compensation plan are to apply a consistent policy of compensation to all employees, to pay competitive base pay to attract and retain executive officers who contribute to the long-term success of the Company and to design and implement both short- and long-term incentive programs to reward individual contributions to Company performance and success.

     A substantial portion of the annual compensation of each officer must relate to, and be contingent on, the performance of the Company. Outstanding performance, measured in terms of profit growth and total shareholder return, should generate rewards for senior executives and key employees.

                      Competitive Base Rates

     The Company is committed to providing a competitive base pay to help attract and retain the best people in the industry. To insure that base salaries are competitive, local and national association annual reports, as well as special individual position data and total compensation reports by management consultants, are utilized annually. The goal is to insure that the Company's executives' base salaries compare favorably with executives with similar responsibilities in like companies in comparable industries.

     Formal job descriptions outlining the duties, primary functions and basic and peripheral responsibilities of each executive position are utilized in placing each in the salary ranges, and the individuals' relative responsibilities and annual performances are used to adjust specific base salary.

     Typically, the CEO and senior executives' salary recommendations include a review and discussion of the executives' individual performance, and the relationship to the Company's performance for the last fiscal year. These include meeting strategic and business plan goals, operating profit, performance relative to competitors, and timely new product introductions. Individual performance is evaluated according to organizational and management development and the fostering of teamwork and Company values.

     The Executive Compensation Committee met four times during the 1995 fiscal year including two times with representatives of executive compensation consultants.

                          Base Salaries

     Following meetings with and consideration of reports prepared by Hewitt and Associates, executive compensation consultants, the base pay of the Chairman and CEO was raised 18.8%, the President and COO was increased 16%, the Vice-President, Finance, Secretary and Treasurer was increased 10%, and the Vice-President Manufacturing was increased 10%, effective January 1, 1995.

                   Performance-Based Incentives

     Since 1987, the Company has rewarded its officers and managers, as well as those of its subsidiaries, with an annual short-term incentive bonus based on the attainment of profit objectives. This bonus is calculated by a formula which rewards executives according to the degree that the Company achieves target goals of return on shareholders' equity and on sales growth percentage. The formula is designed to recognize each executive's position of responsibility for and contribution to meeting or exceeding the targets. The incentive bonus is calculated monthly and calculations are reviewed by executives and the Executive Compensation Committee. The short-term incentive bonus is paid at the completion of the fiscal year based on year-end results. The Committee reviews the formula targets and percentages yearly for appropriateness and individual executives in the plan. Similar plans, administered by management, cover nonsenior executives and general employees under a Cash Profit Sharing Bonus Plan.


                       Short-Term Incentive

     The Company's Mission Statement sets goals of 10% annual growth in sales and a 15% return on equity. The formula for computing an executive's Short Term Incentive Bonus is based on both of these objectives, whereby performance based on return on equity and sales growth is allocated a weight of 75% and 25%, respectively. Once a minimum of 10% return on equity is achieved, executives can earn up to 130% of target for a return on equity of 18% or more. Similarly, once a minimum of 5% sales growth is achieved, executives can earn up to 45% of target for sales growth of 13% or more.

     For 1993, the Target Incentive was set at 30% of base salary for the President and 20% for other officers of the Company, and 15% for middle managers of the Company and officers of subsidiaries. In January, 1994 the Board increased the Target Awards from 20% to 24% for officers other than President and from 15% to 18% for subsidiary officers. Mr. Perry's target increased from 24% to 30% as new President and COO. Effective
July 1, 1994, targets for the short-term incentive bonus plan were raised from 30 to 45% for Chairman and CEO, from 30% to 40% for President and COO and from 24% to 30% for the Vice-President Finance, Secretary and Treasurer and the Vice-President Manufacturing. These changes brought the Company's base pay and incentive targets closer to the industry averages for similar positions.

     The Hirsh acquisition's results are not used in the short-term incentive bonus calculations until July 1995, the beginning of the first full plan year following the year of acquisition, the same method used following other acquisitions.

                       Long-Term Incentive

     The Company also provides long-term incentives in the form of stock options. A stock option list is recommended by the Committee to the Board annually. This year the list included nine senior executives and 49 nonsenior, executive, key employees and department heads. These options are meant to recognize their individual contribution to the long-term profit objectives of the Company.

     Based on Company performance in 1994, the Committee recommended and the Board approved the issuance of stock options on January 21, 1995 of 3,000 shares each for Mr. Knape, Mr. Perry, and Mr. Simkins, and of 1,500 shares each for Mr. Van Rooy and the presidents of the subsidiaries. Vice Presidents of the subsidiaries, middle management and other key employees were awarded options of 1,000, 500, or 250 shares for a total option award of 32,250.

     In addition, the Company has for many years made a yearly contribution to the Profit Sharing Retirement Plan for all executives. The percentage of profit allocated and the percentage of each executive's compensation to be contributed to that plan is recommended to the Board by the Committee. For fiscal 1995, the Company contributed an amount equal to 7% of executives' base salaries to the Profit Sharing Retirement Plan.

    The Company also maintains a Supplemental Executive Retirement Plan
(SERP) originally designed to assure new executive hirees the security of an ongoing retirement plan in their first years of employment with the Company. The Committee recommends eligibility of new members in this plan to the Board and oversees its application.

     Herbert F. Knape         Mary Rita Cuddohy
     John E. Fallon           Richard S. Knape
     Robert T. Kroon

                 SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the Company's CEO and the other four most highly compensated executive officers of the Company (the "Named Executives") for each of the three fiscal years ended June 30, 1995, 1994 and 1993.

                                                        Long-Term
                                                       Compensation
                                  Annual Compensation     Awards

                                                        Securities
Name & Principal                                        Underlying  All Other
Position                Year    Salary(1)    Bonus(2)   Options(#)  Compensation

Raymond E. Knape        1995    $240,000     $54,312     3,000       $10,500
 Chairman and Chief     1994     220,000      52,910     2,500        19,800
 Executive Officer      1993     214,728      17,779     2,500        19,326


Allan E. Perry          1995     195,500      39,315     3,000        12,862
 President and Chief    1994     169,300      36,926     2,500        17,599
 Operating Officer      1993     148,753       9,847     2,500        15,750


Richard C. Simkins      1995     149,000      22,469     3,000        12,867
 Vice President         1994     133,000      25,589     2,500        14,407
 Finance, Secretary     1993     117,120       7,753     2,500        12,978
 and Treasurer


Michael G. Van Rooy     1995     106,333     17,417      1,500         9,740
 Vice President         1994     104,902     18,183      1,500        10,615
 Manufacturing,         1993      91,826     11,726        500         8,264
 and Vice President
 and Chief Operating
 Officer-Hirsh


Anthony R. Taylor      1995      92,954     19,325       1,500         1,744
 President KV Canada   1994      91,512     13,010       1,500         1,787
                       1993      91,531      4,542       1,500         1,920



(1) Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2) Represents amounts earned under the Company's short-term incentive bonus plan.
(3) The amounts disclosed in this column include: (a) amounts contributed by the Company to the Company's profit sharing plan for fiscal 1995, pursuant to which substantially all salaried employees of the Company participate, in the following amounts: Mr. Knape $10,500; Mr. Perry
     $10,500; Mr. Simkins $10,430; and Mr. Van Rooy $8,085; and (b) payments by the Company in fiscal 1995 of premiums for term life insurance for the benefit of the Named Executives, in the following amounts:
     Mr. Perry $2,362; Mr. Simkins $2,437; Mr. Van Rooy $1,655; and
     Mr. Taylor $1,744.


                   OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on options granted to the Named Executives during the year ended June 30, 1995.



                        Individual Grants

                                                            Potential Realizable
                             Percentage                     Value at Assumed
                             of Total                       Annual Rates of
                             Options                        Stock Price for
                             Granted to  Exercise or        Option Term (4)
                             Employees   Base Price
                    Options  in Fiscal   (per
Name                Granted  Year        share)   Expirate
                     (1)     (2)         (3)      Date      0%   5%      10%


Raymond E. Knape     3,000   9.31%       $20.00   1/20/05  $0   $37,734  $95,625
Allan E. Perry       3,000   9.31%       $20.00   1/20/05  $0   $37,734  $95,625
Richard C. Simkins   3,000   9.31%       $20.00   1/20/05  $0   $37,734  $95,625
Michael G. Van Rooy  1,500   4.7%        $20.00   1/20/05  $0   $18,867  $47,812
Anthony R. Taylor    1,500   4.7%        $20.00   1/20/05  $0   $18,867  $47,812

(1) Indicates number of shares that may be purchased pursuant to options granted under the Company's 1987 Stock Option Plan.
(2) The Company granted options covering 32,250 shares to eligible employees of the Company and its subsidiaries.
(3) The exercise price equals the prevailing market price of the Company's
    Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, or a combination thereof.
(4) These potential realizable values are based on assumed rates of appreciation in the market value of the Company's Common Stock over the entire option period and without any discount to present value.
    There can be no assurances that the amounts reflected in this table will be achieved. As illustrated by the first subcolumn, without an increase in the stock price above the market price at grant, no value is realized.



    AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1995 AND YEAR
                        END OPTION VALUES

    The following table provides information on the exercise of stock options during fiscal 1995 by the Named Executives and the number and value of unexercised options at June 30, 1995.
                                        Number of           Value of Un-
                                        of Unexercised      exercised in the
                                        Options             Money Options at
                 Shares       Value     at June 30, 1995    June 30, 1995(2)
                 Acquired on  Realized  Exercisable/        Exercisable/
Name             Exercise(#)  ($)(1)             Unexercisable     Unexercisable
Raymond E. Knape     -0-      $0        2,750    3,000       $0        $0

Allan E. Perry       -0-      $0        5,500    3,000       $0        $0

Richard C. Simkins   -0-      $0       17,104    3,000     $40,697     $0

Michael G. Van Rooy  -0-      $0        2,200    1,500       $0        $0

Anthony R. Taylor  2,310    $10,644     1,650    1,500       $0        $0



   (1) Represents the aggregate market value of shares acquired at time of exercise, less the aggregate exercise price paid by the employee to the Company.
   (2) Values are based on the difference between the closing price of the Company's Common Stock on June 30, 1995 ($15.00) and the exercise prices of the options.

               SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following graph shows the cumulative total shareholder return on an investment in the Company's Common Stock compared to the cumulative total return of the NASDAQ market for U.S. companies and a peer group of NASDAQ traded companies with the same Standard Industrial Classification (SIC) code as that of the Company's. The comparison assumes a $100 dollar investment on June 30, 1990, and the reinvestment of dividends.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      PERFORMANCE GRAPH FOR
                KNAPE & VOGT MANUFACTURING COMPANY



200
190
180
170
160
150
140
130
120
110
100
     6/30/89     6/30/90     6/30/91     6/30/92     6/30/93     6/30/94

                              Legend

Symbol Index Description    6/30/90  6/30/91  6/30/92  6/30/93  6/30/94  6/30/95
0   Knape & Vogt
      Manufacturing Company   100.0    125.0    169.7    162.9    206.3    183.3
+   NASDAQ Stock Market
      (US Companies)          100.0    105.9    127.3    160.0    161.6    215.3
    NASDAQ Stocks (SIC Code
      3400-3499)*             100.0    100.6    100.3    114.4    127.6    149.4


*Index figures prepared by the Center for Research in Security Prices at The University of Chicago.

          RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS
    The consolidated financial statements of the Company have been examined by BDO Seidman, Certified Public Accountants. A representative of BDO Seidman is expected to be present at the Annual Meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. During October of 1994, the Company's Audit Committee selected the Company's auditors for the current fiscal year. It is expected that the same practice will be followed this year. The Company has no reason to believe that BDO Seidman will not be selected as the Company's principal auditors for the current fiscal year. They have audited the records of the Company for over ten years.

           SHAREHOLDER PROPOSALS - 1996 ANNUAL MEETING

    Any proposal of a shareholder intended to be presented for action at the next Annual Meeting of the Company must be received by the Company at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505, not later than May 18, 1996, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting.

                AVAILABILITY OF 10-K ANNUAL REPORT

    The annual report on Form 10-K, filed with the Securities and Exchange Commission, will be provided free to shareholders upon written request. Write Richard C. Simkins, Secretary, Knape & Vogt Manufacturing Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505.

                          MISCELLANEOUS

    Management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of written communications and copies of such forms received by the Company, the Company believes that all required forms have been filed accurately and timely with the Securities and Exchange Commission.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company, and by Morrow & Co. which the Company has retained to assist in the solicitation. The Company will pay Morrow & Co. $4,000 for its services. The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 15, 1995


                                        Richard C. Simkins
                                        Secretary

PROXY              KNAPE & VOGT MANUFACTURING COMPANY             PROXY

         This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on October 20, 1995

                        Class B Common Stock

     The undersigned hereby appoints Raymond E. Knape, Allan E. Perry, and Richard S. Knape, and each of them, Proxies with power of substitution to vote all of the shares of Class B Common Stock of Knape & Vogt Manufacturing Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan, and at all adjournments thereof as stated below.

If you also hold Common Stock, please fill out the white Common Stock Proxy.

          PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                   USING THE ENCLOSED ENVELOPE.

            (Continued and to be signed on reverse side.)

                   KNAPE & VOGT MANUFACTURING COMPANY
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


1. Election of directors to be       FOR   WITHHOLD   FOR ALL (Except Nominee(s)
   elected by holders of Class       [ ]   [ ]        [ ]      written below)
   B Common Stock voting together
   as a class with Common Stock -
   Nominees: Raymond E. Knape and
   Herbert F. Knape

                                      This proxy when executed will be voted
                                      in the manner directed by the undersigned.
                                      If no direction is given, this proxy will be voted "FOR" the election of the nominees named in Item (1)

                                         Dated:

                                      Signature(s)


                                      Please sign your name as it appears on
                                      this proxy.  If signing for estates,
                                      trusts or corporations, title or
                                      capacity should be stated. If shares are held jointly, each holder should sign. Attorneys should submit powers of attorneys.

       PROXY          KNAPE & VOGT MANUFACTURING COMPANY         PROXY

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on October 20, 1995

                               Common Stock

    The undersigned hereby appoints Raymond E. Knape, Allan E. Perry, and Richard S. Knape, and each of them, ProxieS with power of substitution to vote all of the shares of Common Stock of Knape & Vogt Manufacturing Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan, and at all adjournments thereof as stated below.

If you also hold Class B Common Stock, please fill out the blue Class B Proxy.

       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                  USING THE ENCLOSED ENVELOPE.

         (Continued and to be signed on reverse side.)

                    KNAPE & VOGT MANUFACTURING COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


1.  Election of director to be      FOR   WITHHOLD
    elected by holders of Common    [ ]   [ ]
    Stock voting as a class -
    Nominee:  Richard C. Simkins

2.  Election of director to be      FOR    WITHHOLD   FOR ALL (Except Nominee(s)
    elected by holders of Common    [ ]    [ ]        [ ]      written below)
    Stock voting together as a
    class with Class B Common
    Stock -
    Nominee: Raymond S. Knape and
    Herbert F. Knape

                                            This proxy when executed will be
                                            voted in the manner directed by
                                            the undersigned.  If no direction
                                            is given, this proxy will be
                                            voted "FOR" the election of the
                                            nominees named in Items (1) and (2).

                                                  Dated

                                            Signature(s)

                                            Please sign your name as it
                                            appears on this proxy.  If
                                            signing for estates, trusts or
                                            corporations, title or capacity
                                            should be stated.  If shares are
                                            held jointly, each holder should
                                            sign, attorneys should submit
                                            power of attorneys